Exhibit (23)B

CONSENT OF PRICEWATERHOUSECOOPERS GmbH

TO INCORPORATION BY REFERENCE

We hereby consent to the incorporation by reference in the Registration Statements of Ecolab Inc. on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; and 333-97927) of our report dated January 11, 2002 relating to the combined financial statements and financial statement schedule of Henkel-Ecolab as of November 30, 2001 and 2000 and for the years then ended, which appears in this Annual Report on Form 10-K of Ecolab Inc.

/s/PricewaterhouseCoopers GmbH
PricewaterhouseCoopers
Gesellschaft mit beschränkter Haftung
Wirtschaftsprüfungsgesellschaft
Düsseldorf, Germany

March 7, 2003